UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2026
Direct Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 402-1051
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K (the “Current Report”), on July 31, 2026, at the Annual Meeting (as defined below), the stockholders of Direct Digital Holdings, Inc. (the “Company”) approved an amendment to the Company’s 2022 Omnibus Incentive Plan, as amended, to increase the number of authorized shares of Class A Common Stock issuable thereunder by 1,200,000 shares (the “Equity Plan Amendment”).

The Company’s Board of Directors previously approved the Equity Plan Amendment subject to stockholder approval at the Annual Meeting. The Equity Plan Amendment became effective at the time of stockholder approval.

A copy of the Equity Plan Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated by reference in this Item 5.02. The material terms of the 2022 Omnibus Incentive Plan and the Equity Plan Amendment are described in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, filed with the Securities and Exchange Commission on June 23, 2026, as amended (the “Proxy Statement”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 31, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) at 9:30 a.m. Central Time by means of an online virtual meeting platform. As of June 18, 2026, the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, 739,531 shares of the Company’s Class A Common Stock were outstanding and eligible to vote, 42,160 shares of the Company’s Class B Common Stock were outstanding and eligible to vote, and 27,077 shares of Series A Convertible Preferred Stock (which on an as-if-converted-to-Class-A-Common-Stock basis as of the record date represent 53,219 shares that are entitled to vote on any matter presented to the holders of Class A Common Stock and Class B Common Stock at the Annual Meeting) were outstanding and eligible to vote, for an aggregate of 834,910 votes. Stockholders representing 425,635 votes by holders of the Company’s Class A Common Stock, the Company’s Class B Common Stock and the Company’s Series A Convertible Preferred Stock, or approximately 51%, of the votes entitled to be cast at the Annual Meeting as of the record date, were represented in person or by proxy, constituting a quorum.

At the Annual Meeting, the following three proposals were approved: (i) the election of six directors to hold office until the 2027 annual meeting of stockholders; (ii) the ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and (iii) the approval of an amendment to the Company’s 2022 Omnibus Incentive Plan to increase the number of shares of the Company’s Class A Common Stock issuable thereunder by 1,200,000 shares. The three proposals are described in detail in the Proxy Statement.

Proposal 1

The votes with respect to the election of six directors to hold office until the 2027 annual meeting of stockholders were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Mark D. Walker	188,398	7,980	229,257
Keith W. Smith	188,127	8,251	229,257
Richard Cohen	187,568	8,810	229,257
Antoinette Leatherberry	187,732	8,646	229,257
Mistelle Locke	187,969	8,409	229,257
Ohad Harlev	188,791	7,587	229,257

Proposal 2

The vote with respect to the ratification of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026 was as follows:

Total Votes For	Total Votes Against	Abstentions
416,368	8,509	758

Proposal 3

The vote with respect to the approval of an amendment to the Company’s 2022 Omnibus Incentive Plan to increase the number of shares of the Company’s Class A Common Stock issuable thereunder by 1,200,000 shares was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
171,930	24,036	412	229,257

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Direct Digital Holdings, Inc. 2022 Omnibus Incentive Plan, as amended
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 31, 2026 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ DIANA P. DIAZ
Diana P. Diaz Chief Financial Officer